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                                   Exhibit 11

                        PAULA FINANCIAL AND SUBSIDIARIES
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                      (In thousands, except per share data)

                                                              THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                      SEPTEMBER 30,
                                                              1999             1998             1999             1998
                                                           ---------        ---------        ---------        -----------
Net income (loss)                                          $   2,116        $   1,634        $   4,240        ($    5,344)
                                                           =========        =========        =========        ===========
Weighted average shares outstanding for calculating
      basic earnings per share                             5,833,625        6,276,451        5,895,139          6,309,895

Options                                                        2,959          230,203            4,860                  -
                                                           ---------        ---------        ---------        -----------
Total shares for calculating diluted earnings
      per share                                            5,836,584        6,506,654        5,899,999          6,309,895
                                                           =========        =========        =========        ===========
Basic earnings (loss) per share                            $    0.36        $    0.26        $    0.72        ($     0.85)
                                                           =========        =========        =========        ===========
Diluted earnings (loss) per share                          $    0.36        $    0.25        $    0.72        ($     0.85)
                                                           =========        =========        =========        ===========


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